Exhibit 5.1

November 8, 2021

Stronghold Digital Mining, Inc.

595 Madison Avenue, 29th Floor

New York, New York 10022

Ladies and Gentlemen:

We have acted as counsel for Stronghold Digital Mining, Inc.,  a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-1 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about the date hereof with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933 (the “Securities Act”) of the offer and sale by the selling stockholders named in the Registration Statement (the “Selling Stockholders”) of up to 1,152,000 of shares of Class A common stock (the “Class A Common Stock”), $0.0001 par value per share (the “Selling Stockholder Shares”), that are issuable upon the Selling Stockholders’ redemption of shares of common units of Stronghold Digital Mining Holdings LLC, a Delaware limited liability company and subsidiary of the Company (“Stronghold LLC”), together with an equal number of shares of Class V common stock, par value $0.0001 per share, of the Company. We have also participated in the preparation of a prospectus relating to the Selling Stockholder Shares (the “Prospectus”), which is contained in the Registration Statement to which this opinion is an exhibit.

In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments) will have become effective, (ii) the Selling Stockholder Shares will have been issued in accordance with the terms of the Second Amended and Restated Certificate of Incorporation of the Company and the Third Amended and Restated Limited Liability Company Operating Agreement of Stronghold LLC (the “Stronghold LLC Agreement”), and (iii) all Selling Stockholder Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus.

In connection with the opinion expressed herein, we have examined, among other things, (i)  the Second Amended and Restated Certificate of Incorporation of the Company, the Amended and Restated Bylaws of the Company, and the Stronghold LLC Agreement, (ii) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Registration Statement, (iii) the Registration Statement, (iv) the Prospectus and (v) the

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Registration Rights Agreement, dated as of November 5, 2021, by and among the Company and Panther Creek Reclamation Holdings, LLC.

We have also reviewed such questions of law as we have deemed necessary or appropriate.  As to matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein. In making such examination and rendering the opinions set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the legal capacity of all individuals executing any of the foregoing documents.

Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Selling Stockholder Shares to be sold by the Selling Stockholders, when both (a) the board of directors has taken all necessary corporate action to approve the issuance of the Selling Stockholder Shares and related matters and (b) certificates representing the Selling Stockholder Shares have been duly executed, countersigned, registered, and delivered (or non-certificated shares of Selling Stockholder Shares have been properly issued) in accordance with the Stronghold LLC Agreement, will be validly issued, fully paid and nonassessable.

The foregoing opinions are limited in all respects to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and the foregoing opinions are limited to the matters expressly stated herein, and no opinion is to be inferred or implied beyond the opinions expressly set forth herein.  We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

We hereby consent to the statements with respect to us under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations thereunder.

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Very truly yours,

/s/ Vinson & Elkins, L.L.P.